EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

1.Registration Statement (Form S-8 Nos. 333-91671, 333-118034) pertaining to the Amended and Restated 1994 Incentive Plan of National Instruments Corporation,
2.Registration Statements (Form S-8 Nos. 333-145301, 333-176047, 333-197878, 333-218452, 333-232792) pertaining to the 1994 Employee Stock Purchase Plan of National Instruments Corporation,
3.Registration Statement (Form S-8 No. 333-127751) pertaining to the 2005 Incentive Plan of National Instruments Corporation,
4.Registration Statement (Form S-8 No. 333-166791) pertaining to the 2010 Incentive Plan of National Instruments Corporation,
5.Registration Statement (Form S-8 No 333-206067) pertaining to the 2015 Equity Incentive Plan of National Instruments Corporation,
6.Registration Statement (Form S-8 No 333-238095) pertaining to the 2020 Equity Incentive Plan of National Instruments Corporation, and
7.Registration Statement (Form S-8 No 333-266560) pertaining to the 2022 Equity Incentive Plan and the 1994 Employee Stock Purchase Plan of National Instruments Corporation;

of our reports dated February 21, 2023, with respect to the consolidated financial statements of National Instruments Corporation and the effectiveness of internal control over financial reporting of National Instruments Corporation included in this Annual Report (Form 10-K) of National Instruments Corporation for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Austin, Texas

February 21, 2023